UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 22, 2006

BioMarin Pharmaceutical Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-26727	68-0397820
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

105 Digital Drive, Novato, California		94949
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (415) 506-6700

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.	Other Events.

On December 22, 2006, BioMarin Pharmaceutical Inc. (the “Company”) gave formal notice calling for redemption on January 26, 2007 (the “Redemption Date”) of the remainder of its outstanding 3.50% Convertible Senior Subordinated Notes due June 15, 2008 (the “Notes”). The aggregate principal amount of the outstanding Notes is approximately $51.4 million, following the partial exchange of notes that was completed in late September 2006.

Noteholders will have until January 25, 2007 to decide whether or not to convert Notes into common stock at a conversion price of approximately $14.01 per share. Any Notes not converted prior to that time will automatically be redeemed, without any further action by the noteholders, for a price equal to $1,014 for each $1,000 principal amount outstanding, plus accrued and unpaid interest up to, but excluding, the Redemption Date. If none of the noteholders convert their Notes into common stock, the total redemption payment will be approximately $52.1 million.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit 99.1	Press Release of the Company dated December 22, 2006.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BioMarin Pharmaceutical Inc., a Delaware corporation
(Registrant)

Date December 22, 2006	/s/ G. Eric Davis
G. Eric Davis
Vice President, General Counsel

EXHIBIT INDEX

Exhibit No.	Description

Exhibit 99.1	Press Release of the Registrant dated December 22, 2006